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                                                                      EXHIBIT 15
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September 17, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Commissioners:


We are aware that our report dated August 23, 2001, on our review of interim financial information of The Limited, Inc. and its subsidiaries (the "Company") as of and for the period ended August 4, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its registration statement on Form S-8, Registration Nos. 33-44041, 33-18533, 33-49871, 333-04927 and 333-04941, and its registration statements on
Form S-3, Registration Nos. 33-20788, 33-31540, 33-43832 and 33-53366.

Very truly yours,


/s/PricewaterhouseCoopers LLP
   Columbus, Ohio